Exhibit 99.1

CalAmp Reports Fiscal 2020 Second Quarter Financial Results

Second quarter consolidated revenue increased to $93 million, up 5% quarter-over-quarter

Record quarterly SaaS revenue of $31 million, up 65% year-over-year

IRVINE, CA, September 26, 2019 -- CalAmp (Nasdaq: CAMP), a technology solutions pioneer transforming the mobile connected economy, today reported its financial results for the fiscal 2020 second quarter ended August 31, 2019.

“We posted a solid quarter with consolidated revenue, adjusted EBITDA and non-GAAP EPS all within the higher end of the guidance range and further highlighted by a record quarter of Software and Subscription Services revenue that expanded to $31 million, or 33% of total revenue,” said Michael Burdiek, president and chief executive officer. “Our recent acquisitions performed well, generating both increased revenue opportunities as well as newly identified cost synergies. Additionally, we are beginning to see the benefits from the 3G to LTE transitions by our Telematics Systems customers, which helped contribute to solid bookings in the quarter. Overall, I am pleased with our progress on key initiatives as we advance our strategic transformation to a global SaaS solutions provider.”

Second Quarter Fiscal 2020 Financial Highlights

•	Consolidated revenue for the second quarter was $93.2 million, up 5% sequentially due to increased subscription revenue and down 3% year-over-year due to a decline in Telematics Systems product sales.
•

Software and Subscriptions Services revenue for the second quarter increased 65% year-over-year to $31.2 million, or 33% of consolidated revenue, driven by recent acquisitions coupled with LoJack® subscription services.

•

Telematics Systems revenue for the second quarter was $62 million, down 2% sequentially and 20% year-over-year as expected, principally due to a decline in Network & OEM products and MRM Telematics device revenues.

•

Worldwide subscribers increased to 1.3 million with the recent acquisitions of Tracker (UK) (Tracker), Car Track (LoJack Mexico) and Synovia Solutions, further accelerating the transition to a global software and solutions provider.

•	GAAP net loss for the second quarter was $7.4 million, or $0.22 per share, reflecting restructuring charges and purchase accounting adjustments related to the recent acquisitions.
•	Adjusted basis non-GAAP net income for the second quarter was $4.8 million, or $0.14 per diluted share, and at the high end of guidance.
•	Operating cash flow for the second quarter was $5.2 million, with Adjusted EBITDA of $10.6 million and Adjusted EBITDA margin of 11%.
•	Realigned organizational structure to generate operating expense synergies related to the recent acquisitions.

Business and Recent Highlights

•

A major global mail delivery and package shipping company is launching a new program utilizing the full stack of CalAmp SC iOn™ supply chain visibility services to optimize the real-time trailer routing for thousands of ad hoc shipments per month.

•

Announced a strategic partnership with Sprint to deliver intelligent telematics devices and software applications, along with CalAmp iOn™ Device as a Service (DaaS) subscription services. The partnership will expand access to CalAmp’s range of telematics services that improve operational efficiencies, secure high-value assets and drive greater profitability for Sprint’s enterprise customers.

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

•	Global enterprise accounts such as Caterpillar are initiating more aggressive LTE retrofit programs for existing fleets as the 3G network sunset becomes imminent.
•	Announced a partnership with Toyota Motor Italy making LoJack Italia Stolen Vehicle Recovery services available to the entire range of Toyota vehicles sold in Italy.
•

Adoption of Here Comes The Bus school bus tracking app dramatically accelerates across the U.S., now serving school districts from California, Arizona, Oregon, Minnesota and Nebraska to Indiana, Georgia, North Carolina, Pennsylvania, Virginia and New York City.

•

Tracker in the U.K. launched SmartDealer™ and SmartDrive™ telematics solutions to boost dealer profitability, enhance customer loyalty and deliver peace of mind to consumers, while generating recurring revenue from software-as-a-service (SaaS)-based subscriptions.

Summary Financial Information:
(In thousands except per share amounts)
	Three Months Ended
	August 31,
Description	2019	2018
Revenues:
Telematics Systems	$62,031	$77,100
Software & Subscription Services	31,205	18,937
	$93,236	$96,037
Gross margin	40%	41%

Net loss	$(7,369)	$(854)
Net loss per diluted share	$(0.22)	$(0.02)
Non-GAAP measures:
Adjusted basis net income	$4,757	$10,976
Adjusted basis net income per diluted share	$0.14	$0.31
Adjusted EBITDA	$10,647	$13,689
Adjusted EBITDA margin	11%	14%

	August 31,	February 28,
Description	2019	2019
Cash and marketable securities	$201,473	$274,012
Working capital	130,175	319,905
Deferred revenue	61,899	51,370
Total debt (carrying value)	300,097	275,905

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

Third Quarter Fiscal 2020 Business Outlook

(In thousands except per share amounts)
	Range
Description	Low	High

GAAP financial information:
Revenues	$92,000	$98,000
Net loss per diluted share	$(0.23)	$(0.17)

Non-GAAP financial information:
Adjusted EBITDA	$9,500	$13,500
Adjusted basis net income per diluted share	$0.11	$0.17

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its second quarter fiscal 2020 results and outlook for the third quarter of fiscal 2020 at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of the website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-868-3300 (+1-918-398-8110 for international callers) and using the Conference ID#2990451. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID#2990451. The audio replay will be available through October 3, 2019.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the mobile connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex mobile IoT deployments and bring intelligence to the edge. Our software and subscription-based services, scalable cloud platform and intelligent devices collect and assess business-critical data from mobile assets and their contents. We call this The New How, facilitating efficient decision making, optimizing mobile asset utilization and improving road safety.  CalAmp, headquartered in Irvine, California, has been publicly traded since 1983. LoJack® is a brand of CalAmp and a leader in stolen vehicle recovery and innovative automotive services. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns;

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; cost-containment measures; legislative, trade, tariffs, and regulatory actions; integration, unexpected charges or expenses in connection with our recent acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. Our filings with the U.S. Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations, and financial condition.  We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. We have not included a quantitative reconciliation of our quarterly financial guidance for Adjusted EBITDA and Adjusted basis net income per diluted share to revenues and net loss per share, respectively, as the GAAP measures that we exclude from our non-GAAP financial information are difficult to reliably provide at this time without unreasonable effort.

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

CalAmp and LoJack and the related logos are among the trademarks of CalAmp Corp. and/or its affiliates in the United States, certain other countries, and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2019	2018	2019	2018

Revenues	$93,236	$96,037	$182,306	$190,925
Cost of revenues	55,566	56,216	109,225	113,013
Gross profit	37,670	39,821	73,081	77,912
Operating expenses:
Research and development	7,924	7,599	14,810	14,200
Selling and marketing	15,868	12,523	30,515	25,020
General and administrative	12,893	11,991	30,377	25,427
Restructuring	2,272	566	2,272	3,949
Intangible asset amortization	3,318	2,893	6,358	5,641
	42,275	35,572	84,332	74,237
Operating (loss) income	(4,605)	4,249	(11,251)	3,675
Non-operating income (expense):
Investment income	1,256	1,007	3,337	1,860
Interest expense	(5,555)	(3,767)	(11,011)	(6,432)
Gain on legal settlement	-	-	-	13,333
Loss on extinguishment of debt	-	(2,033)	-	(2,033)
Other income (expense)	193	(277)	(206)	(503)
	(4,106)	(5,070)	(7,880)	6,225
Income (loss) before income taxes and impairment loss and equity in net loss of affiliate	(8,711)	(821)	(19,131)	9,900
Income tax benefit (provision)	1,342	497	3,599	(1,274)
Income (loss) before impairment loss and equity in net loss of affiliate	(7,369)	(324)	(15,532)	8,626
Impairment loss and equity in net loss of affiliate	-	(530)	(530)	(969)
Net income (loss)	$(7,369)	$(854)	$(16,062)	$7,657
Earnings (loss) per share:
Basic	$(0.22)	$(0.02)	$(0.48)	$0.22
Diluted	$(0.22)	$(0.02)	$(0.48)	$0.21

Shares used in computing earnings
(loss) per share:
Basic	33,568	34,850	33,475	35,141
Diluted	33,568	34,850	33,475	36,073

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CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	August 31,	February 28,
	2019	2019
Assets

Current assets:
Cash and cash equivalents	$193,684	$256,500
Short-term marketable securities	7,789	17,512
Accounts receivable, net	75,600	78,079
Inventories	49,541	32,033
Prepaid expenses and other current assets	24,555	19,373
Total current assets	351,169	403,497

Property and equipment, net	56,920	27,023
Operating lease right-of-use assets	27,977	-
Deferred income tax assets	27,863	22,626
Goodwill	104,037	80,805
Other intangible assets, net	69,322	47,165
Other assets	22,154	22,510

	$659,442	$603,626

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$124,181	$-
Accounts payable	40,270	39,898
Accrued payroll and employee benefits	9,329	8,808
Deferred revenue	31,889	24,264
Other current liabilities	15,325	10,622
Total current liabilities	220,994	83,592

Long-term debt, net of current portion	175,916	275,905
Operating lease liabilities	29,780	-
Other non-current liabilities	39,456	38,476

Stockholders' equity:
Common stock	341	336
Additional paid-in capital	213,192	208,205
Accumulated deficit	(18,289)	(2,227)
Accumulated other comprehensive loss	(1,948)	(661)
Total stockholders' equity	193,296	205,653
	$659,442	$603,626

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CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	August 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,062)	$7,657
Depreciation	9,036	4,341
Intangible asset amortization expense	6,358	5,641
Stock-based compensation expense	5,726	5,147
Amortization of debt issue costs and discount	7,606	4,537
Impairment of operating lease right-of-use (ROU) assets	1,210	-
Noncash operating lease cost	3,100	-
Revenue assigned to factors	(3,109)	-
Loss on extinguishment of debt	-	2,033
Impairment loss on cost method investment	-	326
Tax benefits on vested and exercised equity awards	-	525
Deferred tax assets, net	(3,437)	(211)
Impairment loss and equity in net loss of affiliate	530	969
Other	456	115
Changes in operating assets and liabilities	(11,794)	5,753
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(380)	36,833

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	27,340	32,792
Purchases of marketable securities	(17,617)	(40,312)
Capital expenditures	(10,720)	(5,770)
Acquisition, net of cash acquired	(60,634)	-
Advances to affiliate	(530)	(1,063)
Other	3	(78)
NET CASH USED IN INVESTING ACTIVITIES	(62,158)	(14,431)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2025 Convertible Notes	-	230,000
Payment of debt issuance costs of 2025 Convertible Notes	-	(7,305)
Purchase of capped call on 2025 Convertible Notes	-	(21,160)
Repurchase of 2020 Convertible Notes	-	(53,683)
Proceeds on unwind of note hedge and warrants on 2020 Convertible Notes	-	3,122
Taxes paid related to net share settlement of vested equity awards	(1,729)	(3,347)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	995	101
Repurchases of common stock	-	(28,564)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(734)	119,164

EFFECT OF EXCHANGE RATE CHANGE ON CASH	456	(197)
Net change in cash and cash equivalents	(62,816)	141,369
Cash and cash equivalents at beginning of period	256,500	132,603
Cash and cash equivalents at end of period	$193,684	$273,972

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, gain on legal settlement and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2019	2018	2019	2018
GAAP basis net income (loss)	$(7,369)	$(854)	$(16,062)	$7,657

Intangible assets amortization expense	3,318	2,893	6,358	5,641
Stock-based compensation expense	3,183	2,680	5,726	5,147
Non-cash interest expense	3,863	2,355	7,606	4,067
GAAP basis income tax provision (benefit)	(1,342)	(497)	(3,599)	1,274
Impairment loss and equity in net loss of affiliate	-	530	530	969
Acquisition and integration related expenses	46	-	1,190	-
Loss on extinguishment of debt	-	2,033	-	2,033
Realized gain on investment of equity securities	-	-	-	629
Gain on legal settlement	-	-	-	(13,333)
Litigation and non-recurring legal expenses	777	1,023	4,584	3,137
Restructuring	2,272	566	2,272	3,949
Other	459	447	920	692
Adjusted basis income before income taxes	5,207	11,176	9,525	21,862
Income tax provision (non-GAAP basis) (a)	(450)	(200)	(600)	(400)
Adjusted basis net income	$4,757	$10,976	$8,925	$21,462

Adjusted basis net income per diluted share	$0.14	$0.31	$0.26	$0.59

Weighted average common shares outstanding on diluted basis	33,799	35,718	33,766	36,073

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fiscal Year 2020 Second Quarter Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2019	2018	2019	2018

GAAP basis net income (loss)	$(7,369)	$(854)	$(16,062)	$7,657

Investment income	(1,256)	(1,007)	(3,337)	(1,860)
Interest expense	5,555	3,767	11,011	6,432
Income tax provision (benefit)	(1,342)	(497)	(3,599)	1,274
Depreciation and amortization	8,509	5,191	15,394	9,982
Stock-based compensation	3,183	2,680	5,726	5,147
Impairment loss and equity in net loss of affiliate	-	530	530	969
Loss on extinguishment of debt	-	2,033	-	2,033
Acquisition and integration related expenses	46	-	1,190	-
Litigation and non-recurring legal expenses	777	1,023	4,584	3,137
Gain on legal settlement	-	-	-	(13,333)
Restructuring	2,272	566	2,272	3,949
Other	272	257	507	479
Adjusted EBITDA	$10,647	$13,689	$18,216	$25,866

Revenue	$93,236	$96,037	$182,306	$190,925

Adjusted EBITDA margin	11%	14%	10%	14%